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                                                                  EXHIBIT 10.47

                             [NEODATA LETTERHEAD]

June 17, 1996



Francie Anhut



Dear Francie:

To confirm our recent conversations, we have revised our agreement on severance with you. Our agreement is as follows:

o In the event your employment is terminated for any of the reasons set forth in Neodata's Severance Policy, you will be paid a minimum of six (6) months of salary continuation payable bi-weekly and calculated based upon your annual base salary in effect at that time less any taxes to be withheld as required by law. If you do not find suitable alternative employment within that six (6) month period, severance payments will continue for an additional period equal to the lesser of six (6) months or until suitable alternative employment commences.

Should we eventually sever you, we will provide you with an agreement which will specify more fully non-compete and confidentiality arrangements.



Sincerely,



/s/  SUSAN L. MORSE
----------------------
Susan  L. Morse
Senior Vice President
Human Resources

cc: Larry Jones